EXHIBIT 4.3

AMENDED AND RESTATED BYLAWS

OF

MODIV INC.

January 22, 2021

TC - 1

TC - 2

BYLAWS

OF

MODIV INC.
Organized under the Laws of the State of Maryland

ARTICLE I
OFFICES AND RECORDS

Section 1.1 Principal Office. The principal office of the Company in the State of Maryland shall be located at such place as the Board of Directors may designate.

Section 1.2 Additional Offices. The Company may have such other offices, including a principal executive office, either within or without the State of Maryland, as the Board of Directors from time to time may designate or as the business of the Company from time to time may require.

Section 1.3 Books and Records. The books and records of the Company may be kept, either within or without the State of Maryland, at such place or places as the Board of Directors from time to time may designate; provided, however, that a record of the Company’s shareholders, giving the names, addresses and telephone numbers of all shareholders alphabetically and the number of shares held by each, shall be kept at the Company’s principal office.

ARTICLE II
SHAREHOLDERS

Section 2.1 Annual Meeting. An annual meeting of the shareholders of the Company shall be held each year on such date and at such time and place as may be fixed by resolution of the Board of Directors provided, however, such meeting shall be not be held less than thirty (30) days following delivery of the annual report. The Board of Directors, including the Independent Directors (as defined in the charter of the Company (the “Charter”)), shall take reasonable steps to ensure that this requirement is met timely.

Section 2.2 Special Meetings. Special meetings of the shareholders may be called only by the Chief Executive Officer, the President, the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors or by a majority of the total number of Independent Directors.  Any such special meeting of shareholders shall be held on the date and at the time and place set by the Chief Executive Officer, the President, the Board of Directors or the Independent Directors, whoever has called the meeting.  A special meeting of shareholders shall also be called by the Secretary of the Company to act on any matter that may properly be considered at a meeting of shareholders upon the written request of shareholders entitled to cast not less than ten percent of all the votes entitled to be cast on such matter at such meeting.  The written request must state the purpose of such meeting and the matters proposed to be acted on at such meeting.  Within ten days after receipt of such written request, either in person or by mail, the Secretary of the Company shall provide all shareholders with written notice, either in person or by mail, of such meeting and the purpose of such meeting.  Notwithstanding anything to the contrary herein, such meeting shall be held not less than 15 days nor more than 60 days after the Secretary’s delivery of such notice.  Subject to the foregoing sentence, such meeting shall be held at the time and place specified in the shareholder request; provided, however, that if none is so specified, such meeting shall be held at a time and place convenient to the shareholders.

Section 2.3 Place of Meeting. Meetings shall be held at the principal office of the Company or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting.

Section 2.4 Notice of Meeting. Except as provided otherwise in Section 2.2, not less than ten nor more than 90 days before each meeting of shareholders, the Secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such shareholder personally, by leaving it at the shareholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If delivered personally, such notice shall be deemed given when delivered to the shareholder. If delivered by mail, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his or her address as it appears on the share transfer books of the Company. If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. The Company may give a single notice to all shareholders who share an address, which single notice shall be effective as to any shareholder at such address, unless a shareholder at such address objects in writing to receiving such single notice or revokes in writing a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Subject to Section 2.8A, any business of the Company may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice.  No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.  Any previously scheduled meeting of the shareholders may be postponed or cancelled by resolution of the Board of Directors upon public notice given prior to the date scheduled for such meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this Section 2.4.

Section 2.5 Quorum. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the Charter for the vote necessary for the approval of any matter.  The shareholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough shareholders to leave fewer than would be required to establish a quorum.

Section 2.6 Adjournment. A meeting of shareholders convened on the date for which it was called may be adjourned prior to the completion of business thereat to a date not more than one hundred twenty (120) days after the record date of the original meeting. If a quorum is not present or represented at a meeting of shareholders, the chairman of the meeting or shareholders may adjourn the meeting to such other time and place as the chairman shall determine. Notice of a subsequent meeting held as a result of an adjournment, other than by announcement at the meeting at which the adjournment was taken, shall not be necessary. If a quorum is present or represented at such subsequent meeting, any business may be transacted thereat which could have been transacted at the meeting which was adjourned.

Section 2.7 Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy executed by the shareholder or by his duly authorized agent in any manner permitted by applicable law. A proxy shall not be valid after eleven (11) months from the date of its execution unless a longer period is expressly stated therein. A proxy shall be revocable unless the proxy form states conspicuously that the proxy is irrevocable and the proxy is coupled with an interest. Each proxy or evidence of authorization must be filed with the Secretary of the Company or his representative at or before the time of the meeting to which it relates.

Section 2.8 Notice of Shareholder Business and Nominations.

A. Annual Meeting of Shareholders

(1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Company who was a shareholder of record at the record date set by the Board of Directors for the purpose of determining shareholders entitled to vote at the annual meeting, at the time of giving of notice by the shareholder as provided for in this Section 2.8A and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 2.8A.

(2) For any nomination or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph A(1) of this Section 2.8, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and any such other business must otherwise be a proper matter for action by the shareholders.  To be timely, a shareholder’s notice shall set forth all information required under this Section 2.8 and shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 150th day nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 2.8C(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.  The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(3) Such shareholder’s notice shall set forth:

(i) as to each individual whom the shareholder proposes to nominate for election or reelection as a Director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder;

(ii) as to any other business that the shareholder proposes to bring before the meeting, a description of such business, the shareholder’s reasons for proposing such business at the meeting and any material interest in such business of such shareholder or any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder or the Shareholder Associated Person therefrom;

(iii) as to the shareholder giving the notice, any Proposed Nominee and any Shareholder Associated Person,

(A) the class, series and number of all shares of stock or other securities of the Company (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such shareholder, Proposed Nominee or Shareholder Associated Person and the date on which each such Company Security was acquired and the investment intent of such acquisition and

(B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such shareholder, Proposed Nominee or Shareholder Associated Person;

(iv) as to the shareholder giving the notice, any Shareholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 2.8A and any Proposed Nominee,

(A) the name and address of such shareholder, as they appear on the Company’s stock ledger, and the current name and business address, if different, of each such Shareholder Associated Person and any Proposed Nominee and

(B) the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person;

(v) the name and address of any person who contacted or was contacted by the shareholder giving the notice or any Shareholder Associated Person about the Proposed Nominee or other business proposal; and

(vi) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the Proposed Nominee or the proposal of other business.

(4) Such shareholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a written undertaking executed by the Proposed Nominee (i) that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Company in connection with service or action as a Director that has not been disclosed to the Company and (b) will serve as a Director of the Company if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Company, upon request by the shareholder providing the notice).

(5) Notwithstanding anything in this subsection A of this Section 2.8 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 2.8C(3) of this Article II) for the preceding year’s annual meeting, a shareholder’s notice required by this Section 2.8A shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Company not later than 5:00 p.m., Pacific Time, on the tenth day following the day on which such public announcement is first made by the Company.

(6) For purposes of this Section 2.8, “Shareholder Associated Person” of any shareholder shall mean (i) any person acting in concert with such shareholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such shareholder (other than a shareholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such shareholder or such Shareholder Associated Person.

B. Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting pursuant to Section 2.4 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the Company’s notice of meeting only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 2.2 for the purpose of electing Directors, by any shareholder of the Company who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.8 and by any shareholder of the Company who is a shareholder of record at the record date set by the Board of Directors for the purpose of determining shareholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 2.8 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated.  In the event the Company calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board of Directors, any shareholder may nominate an individual or individuals (as the case may be) for election as a Director as specified in the Company’s notice of meeting, if the shareholder’s notice, containing the information required by paragraphs A(3) and (4) of this Section 2.8, is delivered to the Secretary at the principal executive office of the Company not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Pacific Time on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

C. General.

(1) If information submitted pursuant to this Section 2.8 by any shareholder proposing a nominee for election as a Director or any proposal for other business at a meeting of shareholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 2.8.  Any such shareholder shall notify the Company of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any such information.  Upon written request by the Secretary or the Board of Directors, any such shareholder shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 2.8 and (ii) a written update of any information (including, if requested by the Company, written confirmation by such shareholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the shareholder pursuant to this Section 2.8 as of an earlier date.  If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 2.8.

(2) Only persons who are nominated in accordance with the procedures set forth in this Section 2.8 shall be eligible to serve as Directors, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Charter or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or brought in accordance with the procedures set forth in this Section 2.8 and, if any proposed nomination or business is determined not to be in compliance herewith, to declare that such defective nomination or proposal shall be disregarded.

(3) For purposes of this Section 2.8, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time.  “Public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 2.8, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.8.  Nothing in this Section 2.8 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, or the right of the Company to omit a proposal from any proxy statement filed by the Company with the Securities and Exchange Commission pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.  Nothing in this Section 2.8 shall require disclosure of revocable proxies received by the shareholder or Shareholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such shareholder or Shareholder Associated Person under Section 14(a) of the Exchange Act.

(5) Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chairman of the meeting, if the shareholder giving notice as provided for in this Section 2.8 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a Director or the proposed business, as applicable, such matter shall not be considered at the meeting.

Section 2.9 Inspectors.  The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector.  Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (a) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chairman of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote.  Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.10 Procedure for Election of Directors; Vote of Shareholders. The holders of a majority of the shares of stock of the Company entitled to vote who are present in person or by proxy at an annual meeting at which a quorum is present may, without the necessity for concurrence by the Board of Directors, vote to elect a Director. Each share entitles the holder thereof to vote for as many individuals as there are Directors to be elected and for whose election the holder is entitled to vote.  Unless otherwise provided by the Charter, no shareholder shall have the right or be permitted to cumulate his or her votes on any basis.  A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute, by the Charter or by the Board of Directors.  Unless otherwise provided by statute or by the Charter, each outstanding share of stock, regardless of class, entitles the holder thereof to cast one vote on each matter submitted to a vote at a meeting of shareholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.

Section 2.11 Organization and Conduct of Meetings. Every meeting of shareholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting in the following order:  the Lead Independent Director, if there is one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and within each rank, in their order of seniority, the Secretary or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy.  The Secretary or, in the case of a vacancy in the office or absence of the Secretary, an Assistant Secretary or an individual appointed by the Board of Directors or the chairman of the meeting shall act as Secretary.  In the event that the Secretary presides at a meeting of shareholders, an Assistant Secretary or, in the absence of all Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting shall record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the shareholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance or participation at the meeting to shareholders of record of the Company, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting the time allotted to questions or comments; (d) determining when and for how long the polls should be opened and when the polls should be closed and when announcement of the results should be made; (e) maintaining order and security at the meeting; (f) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (g) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security.  Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with any rules of parliamentary procedure.

Section 2.12 Voting of Stock by Certain Holders. Stock of the Company registered in the name of a corporation, limited liability company, partnership, joint venture, trust or other entity, if entitled to be voted, may be voted by the President or a vice President, managing member, manager, general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock.  Any trustee or fiduciary, in such capacity, may vote stock registered in such trustee’s or fiduciary’s name, either in person or by proxy.

Shares of stock of the Company directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a shareholder may certify in writing to the Company that any shares of stock registered in the name of the shareholder are held for the account of a specified person other than the shareholder.  The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Company; and any other provisions with respect to the procedure which the Board of Directors considers necessary or appropriate.  On receipt by the Secretary of the Company of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the shareholder who makes the certification.

Section 2.13 Control Share Acquisition Act.  Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law, or any successor statute (the “MGCL”), shall not apply to any acquisition by any person of shares of stock of the Company.  This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III
BOARD OF DIRECTORS

Section 3.1 General Powers. The business and affairs of the Company shall be managed by, or under the direction of, its Board of Directors. In addition to the powers and authorities expressly conferred by these Bylaws, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by the Charter or these Bylaws conferred on or reserved to the shareholders.

Section 3.2 Number, Tenure and Resignation. The number of Directors shall be fixed from time to time pursuant to a resolution adopted by a majority of the entire Board of Directors, but shall consist of not more than fifteen (15) nor less than three (3) Directors; provided that the tenure of office of a Director shall not be affected by any decrease in the number of Directors. Directors need not be residents of the State of Maryland and need not hold shares in the Company. Any Director of the Company may resign at any time by delivering his or her resignation to the Board of Directors, the Chairman of the Board or the Secretary.  Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3.3 Composition of the Board of Directors. Except during a period of vacancy or vacancies on the Board of Directors, a majority of the Directors at all times shall be persons who are Independent Directors (as that term is defined in the Charter). The Chairman of the Board and the Vice Chairman of the Board shall be chosen from among the Directors.

Section 3.4 Regular Meetings. A regular meeting of the Board of Directors to elect officers and consider other business shall be held without notice other than this Section 3.4 immediately after, and at the same place as, each annual meeting of shareholders. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.  The Board of Directors may, by resolution, designate the time and place for additional regular meetings without notice other than such resolution.

Section 3.5 Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or a majority of the entire Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meeting.

Section 3.6 Notice. Notice of any special meeting shall be given to each Director at his business or residence as recorded in the books and records of the Company or at such other address as such Director may designate in writing to the Secretary of the Company by mail, by telegram or express courier, charges prepaid, by facsimile, electronic mail or telephonic communication. If mailed, such notice shall be deemed adequately delivered if deposited in the United States mail so addressed, with postage thereon prepaid, at least three (3) days before the day of such meeting. If by telegram, such notice shall be deemed adequately delivered if the telegram is delivered to the telegraph company at least twenty-four (24) hours before the time set for such meeting. If by express courier, the notice shall be deemed adequately given if delivered to the courier company at least two (2) days before the day of such meeting, marked for delivery by no later than the morning of the following day. If by telephone, electronic mail or facsimile, the notice shall be deemed adequately delivered if given at least twelve (12) hours prior to the time set for such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting. Attendance of a Director at a meeting shall constitute waiver of notice of that meeting unless he or she attends for the sole and express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

Section 3.7 Quorum; Voting. At least a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, provided, that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a specified group of Directors is required for action, a quorum must also include a majority or such other percentage of such group. Anything else herein to the contrary notwithstanding, if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal or departure of enough Directors to leave fewer than a quorum.

Except as may otherwise be provided by the Charter, these Bylaws or applicable law, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If enough Directors have withdrawn from a meeting to leave fewer than required to establish a quorum but the meeting is not adjourned, the action of the majority of that number of Directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 3.8 Organization.  At each meeting of the Board of Directors, the Chairman of the Board or, in the absence of the Chairman, the Vice Chairman of the Board, if any, shall act as Chairman of the meeting.  In the absence of both the Chairman and Vice Chairman of the Board, the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President or, in the absence of the Presi-dent, a Director chosen by a majority of the Directors present shall act as Chair-man of the meeting.  The Secretary or, in his or her ab-sence, an assis-tant Secretary of the Company or, in the absence of the Secre-tary and all Assistant Secretar-ies, an individual ap-pointed by the Chairman of the meeting shall act as Secre-tary of the meeting.

Section 3.9 Participation By Conference Telephone. Members of the Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.10 Presumption of Assent. A Director of the Company who is present at a meeting of the Directors at which action on any company matter is taken shall be presumed to have assented to the action taken unless the Director announces his or her dissent at the meeting and (i) the dissent is entered in the minutes of the meeting, (ii) the Director files a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or (iii) the Director forwards his or her written dissent within 24 hours after the meeting is adjourned, by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, to the Secretary of the meeting or the Secretary of the Company.

Section 3.11 Adjournments. Any meeting of the Board of Directors may be adjourned prior to the completion of business thereat. Notice of the subsequent meeting held as a result of an adjournment, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. If a quorum is present at such subsequent meeting, any business may be transacted thereat which could have been transacted at the meeting which was adjourned. Attendance of a Director at a meeting shall constitute waiver of notice of that meeting unless he or she attends for the sole and express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

Section 3.12 Action by Board Consent. If all of the Directors of the Board of Directors consent in writing or by electronic transmission to any action required or permitted to be taken at a meeting of the Board of Directors and such consent is filed by the Secretary of the Company with the minutes of proceedings of the Board of Directors, the action shall be as valid as though it had been taken at a meeting of the Board.

Section 3.13 Vacancies. If for any reason any or all of the Directors cease to be Directors, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining Directors hereunder.  Except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining Directors, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.  Independent Directors shall nominate replacements for vacancies among the Independent Directors’ positions.

Section 3.14 Committees.

A. Number, Tenure and Qualifications. The Board of Directors may designate from among the members of the Board of Directors one or more committees comprised of one or more Directors to serve at the pleasure of the Board of Directors. A majority of the members of each committee shall be Independent Directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act in the place of such absent member. The Board of Directors may delegate to committees appointed under this Section 3.14A any of the powers of the Board of Directors, except as prohibited by law. Except as may be otherwise provided by the Board of Directors, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more Directors, as the committee deems appropriate in its sole discretion.

B.  Meetings. Notice of committee meetings shall be given in the same manner as notice for meetings of the Board of Directors.  A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee.  The act of a majority of the committee members present at a meeting shall be the act of such committee.  The Board of Directors may designate a chairman of any committee and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide.  Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.  Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.

C. Vacancies.  Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

Section 3.15 Compensation.  Directors shall not receive any stated salary for their services as Directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Company and for any service or activity they performed or engaged in as Directors, including under an incentive plan approved by the Board of Directors.  Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as Directors; but nothing herein contained shall be construed to preclude any Directors from serving the Company in any other capacity and receiving compensation therefor.

Section 3.16 Reliance.  Each Director and officer of the Company shall, in the performance of his or her duties with respect to the Company, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Company whom the Director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the Director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a Director, by a committee of the Board of Directors on which the Director does not serve, as to a matter within its designated authority, if the Director reasonably believes the committee to merit confidence.

Section 3.17 Certain Rights of Directors, Officers, Employees and Agents. A Director, officer, employee or agent shall have no responsibility to devote his or her full time to the affairs of the Company.  Any Director, officer, employee or agent, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Company.

Section 3.18 Ratification.  The Board of Directors or the shareholders may ratify any action or inaction by the Company or its officers to the extent that the Board of Directors or the shareholders could have originally authorized the matter and, if so ratified, such action or inaction shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Company and its shareholders.  Any action or inaction questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Director, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the shareholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 3.19 Emergency Provisions.  Notwithstanding any other provision in the Charter or these Bylaws, this Section 3.19 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Section 3.7 of these Bylaws cannot readily be obtained (an “Emergency”).  During any Emergency, unless otherwise provided by the Board of Directors, (a) a meeting of the Board of Directors or a committee thereof may be called by any Director or officer by any means feasible under the circumstances; (b) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many Directors and by such means as may be feasible at the time, including publication, television or radio; and (c) the number of Directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

 ARTICLE IV
OFFICERS

Section 4.1 Categories of Officers. The officers of the Company shall include a President, a Secretary and a Treasurer and may include a Chief Executive Officer, Chief Financial Officer, one or more Managing Directors, Executive Vice Presidents, Senior Vice Presidents or Vice Presidents. Any reference in these Bylaws to a “Vice President” shall include any Executive Vice President or Senior Vice President, and any reference in these Bylaws to an “Executive Vice President” shall include any Managing Director. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or appropriate. Two or more offices may be held by the same person, except that a person may not concurrently serve as the President and a Vice President. Each officer chosen or appointed in the manner prescribed in these Bylaws shall have such powers and duties as generally pertain to his or her office or offices, subject to the specific provisions of this ARTICLE IV. Such officers also shall have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof authorized to do so.

Section 4.2 Election and Term of Office. The officers of the Company shall be elected by the Board of Directors, except that the Chief Executive Officer or President may from time to time appoint one or more Vice Presidents.  Each officer shall hold office for the term specified by the Board of Directors or appointing officer or, if no such term is specified, serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided.

Section 4.3 Chief Executive Officer. The Chief Executive Officer shall act in a general executive capacity and shall be responsible for the administration and operation of the Company’s business and general supervision of its policies and affairs and shall have such powers and perform such other duties as the Board of Directors from time to time may prescribe. The Chief Executive Officer may, in the absence of or because of the inability to act of the Chairman of the Board and the Vice Chairman of the Board, preside at all meetings of shareholders and of the Board of Directors. The Chief Executive Officer may sign, alone or with the Secretary or any Assistant Secretary or any other officer of the Company properly authorized by the Board of Directors or the Chief Executive Officer, certificates, contracts and other instruments of the Company.

Section 4.4 President. The President shall be the chief operating officer of the Company, shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Company’s business and general supervision of its policies and affairs and shall have such powers and perform such other duties as the Board of Directors from time to time may prescribe. The President may, in the absence of or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer and, in the absence of or because of the inability to act of the Chairman of the Board, the Vice Chairman of the Board and the Chief Executive Officer, preside at all meetings of shareholders and of the Board of Directors. The President may sign, alone or with the Secretary or any Assistant Secretary or any other officer of the Company properly authorized by the Board of Directors or the Chief Executive Officer, certificates, contracts and other instruments of the Company unless the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed.

Section 4.5 Chief Financial Officer. The Chief Financial Officer shall have the responsibilities and duties as determined by the Board of Directors or the Chief Executive Officer.

Section 4.6 Vice Presidents. The Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer and the President in the absence or disability of both the Chief Executive Officer and the President, and shall have such powers and perform such other duties as the Board of Directors, the Chief Executive Officer or the President from time to time may prescribe.

Section 4.7 Secretary. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and Directors and all other notices required by law, by the Charter or by these Bylaws. The Secretary shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the shareholders of the Company in a book or books to be kept for that purpose, shall be custodian of the corporate records, shall keep a register of the post office address of each shareholder, shall have general charge of the stock transfer books of the Company and shall perform such other duties as from time to time may be prescribed by the Board of Directors, the Chief Executive Officer or the President. The Secretary shall have custody of the seal, if any, of the Company and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chief Executive Officer, the President or any Executive Vice President, and shall attest to the same.

Section 4.8 Treasurer. The Treasurer shall have custody of all Company funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Company. The Treasurer shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Company in such manner as may be ordered by the Board of Directors, the Chief Executive Officer, the President or any Executive Vice President, taking proper vouchers for such disbursements. The Treasurer shall render to the Chief Executive Officer, the President and the Board of Directors, whenever requested, an account of all his or her transactions as Treasurer and of the financial condition of the Company. The Treasurer also shall perform such duties and have such powers as the Board of Directors from time to time may prescribe.

Section 4.9 Removal. Any officer elected by the Board of Directors or appointed in the manner prescribed hereby may be removed by the Board of Directors whenever, in their judgment, the best interests of the Company would be served thereby. No elected or appointed officer shall have any contractual rights against the Company for compensation by virtue of such election or appointment beyond the date of the election or appointment of his or her successor, his or her death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment or similar contract or under an employee deferred compensation plan.

Section 4.10 Salaries. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Director.

Section 4.11 Vacancies. Any newly created office or vacancy in any office because of death, resignation or removal shall be filled by the Board of Directors or, in the case of an office not specifically provided for in Section 4.1 hereof, by or in the manner prescribed by the Board of Directors. The officer so selected shall hold office until his or her successor is duly selected and shall have qualified, unless he or she sooner resigns or is removed from office in the manner provided in these Bylaws.

Section 4.12 Resignations. Any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Secretary. No action shall be required of the Board of Directors or the shareholders to make any such resignation effective.

ARTICLE V
SHARE CERTIFICATES AND TRANSFERS

Section 5.1 Share Certificates. Except as may otherwise be provided by the Board of Directors or any officer of the Company, shareholders of the Company are not entitled to certificates representing the shares of stock held by them.  In the event that the Company issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Company in any manner permitted by the MGCL.  In the event that the Company issues shares of stock without certificates, to the extent then required by the MGCL, the Company shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.  There shall be no difference in the rights and obligations of shareholders based on whether or not their shares are represented by certificates.

Section 5.2 Transfers; Stock Ledger.  All transfers of shares of stock shall be made on the books of the Company in such manner as the Board of Directors or any officer of the Company may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed.  The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors or an officer of the Company that such shares shall no longer be represented by certificates.  Upon the transfer of any uncertificated shares, to the extent then required by the MGCL, the Company shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. The Company shall maintain (or have maintained on its behalf) a stock ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

Section 5.3 Record Date. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or distribution or the allotment of any rights, or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of shareholders for any other proper purpose. Such record date shall not be prior to the close of business on the day such date is fixed and shall not be more than ninety (90) days, and in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed, the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of the business on the day on which notice of the meeting is mailed. If no record date is fixed, the record date for determining shareholders for any purpose other than that specified in the preceding sentence shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted. When a determination of shareholders of record entitled to vote at any meeting of shareholders has been made as provided in this Section 5.3, such record date shall continue to apply to the meeting if postponed or adjourned, except if the meeting is postponed or adjourned to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 5.4 Registered Shareholders. The Company shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of the State of Maryland, shall not be bound to recognize any equitable or other claim to or interest in the shares.

Section 5.5 Lost Certificates. The Board of Directors or officer may direct a new certificate to be issued in place of a certificate alleged to have been destroyed or lost if the owner makes an affidavit that it is destroyed or lost. The Board or officer, in its  or their discretion, may, as a condition precedent to issuing the new certificate, require the owner to give the Company a bond as indemnity against any claim that may be made against the Company on the certificate allegedly destroyed or lost.

Section 5.6 Fractional Stock; Issuance of Units.  The Board of Directors may authorize the Company to issue fractional shares of stock or authorize the issuance of scrip, all on such terms and under such conditions as it may determine.  Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may authorize the issuance of units consisting of different securities of the Company.

ARTICLE VI
MISCELLANEOUS PROVISIONS

Section 6.1 Fiscal Year. The fiscal year of the Company shall begin on the first (1st) day of January and end on the thirty-first (31st) day of December of each year. The Board of Directors shall have the power, from time to time, to fix or change the fiscal year of the Company by a duly adopted resolution.

Section 6.2 Seal. The Board of Directors may authorize the adoption of a seal by the Company.  The seal shall contain the name of the Company and the year of its incorporation and the words “Incorporated Maryland.”  The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. Whenever the Company is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Company.

Section 6.3 Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Company when duly authorized or ratified by action of the Board of Directors and executed by an authorized person.

Section 6.4 Signing of Checks and Notes. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such person or persons as may be designated by the Board of Directors, the Chief Executive Officer or the President.

Section 6.5 Deposits. All funds of the Company not otherwise employed shall be deposited or invested from time to time to the credit of the Company as the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or any other officer designated by the Board of Directors may determine.

Section 6.6 Waiver of Notice.  Whenever any notice of a meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE VII
INVESTMENT POLICY

Subject to the provisions of the Charter, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Company as it shall deem appropriate in its sole discretion.

ARTICLE VIII
AMENDMENTS

The Board of Directors shall have the power to alter, amend or repeal any provision of these Bylaws and to adopt new Bylaws.  The Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, at any meeting of the Board by a majority vote of the directors of the Company.  In addition, pursuant to a binding proposal that is submitted to the shareholders for approval at a duly called annual meeting or special meeting of shareholders by a shareholder, the shareholders shall have the power, by the affirmative vote of a majority of all votes entitled to be cast on the matter, to alter, amend or repeal any provision of these Bylaws and to adopt new Bylaws, except that the shareholders shall not have the power to alter this Article VIII or adopt any provision of these Bylaws inconsistent with this Article VIII without the approval of the Board of Directors.